Exhibit 4.1

MASTER NOTE

$10,000,000.00	Date: September 19, 2007

FOR VALUE RECEIVED, the undersigned, MEDALLION FUNDING CORP., a New York corporation, promises to pay to the order of CITIBANK, N.A. (the “Bank”), on or before June 30, 2008 (the “Maturity Date”), the sum of Ten Million Dollars ($10,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made by the Bank pursuant to the line of credit, not to exceed an aggregate amount at any one time outstanding of Ten Million Dollars ($10,000,000.00), available to the undersigned hereunder (the “Line”).

As used herein, the following terms have the following meanings:

(a) “Eligible Loans” shall mean loans collateralized by taxicab medallions and related assets which meet the eligibility criteria set forth in the Master Agreement.

(b) “Master Agreement” shall mean that certain Loan and Security Agreement dated as of December 19, 2006 among Taxi Medallion Trust II, as Borrower (“Trust II”), the Conduit Lenders, the Committed Lenders, the Managing Agents (each as defined in the Master Agreement) and Citicorp North America, Inc., as Administrative Agent.

(c) “Property” shall mean all collateral securing, and all instruments evidencing, the Eligible Loans, the balance of every deposit account of the undersigned with the Bank or any of the Bank’s nominees or agents and all other obligations of the Bank or any of its nominees or agents to the undersigned, whether now existing or hereafter arising, and all other personal property of the undersigned (including without limitation all money, accounts, general intangibles, goods, instruments, documents, and chattel paper) which, or evidence of which, are now or at any time in the future shall come into the possession or under the control of or be in transit to the Bank or any of its nominees or agents for any purpose, whether or not accepted for the purposes for which it was delivered and any and all proceeds, howsoever arising, of the property described herein.

The undersigned shall make the following prepayments:

1) In the event any Eligible Loan is sold, transferred or otherwise assigned to Trust II or is any other way repaid, the undersigned shall immediately upon receipt of advanced funds pursuant to the Master Agreement pay to the Bank the full amount advanced hereunder in respect of such Eligible Loan, and shall deliver to the Bank such information in respect of such sale, transfer or assignment as the Bank may reasonably request.

2) If within sixty (60) days after any advance under this Note the related Eligible Loan is not sold, transferred or otherwise assigned to Trust II, then the undersigned shall immediately repay to the Bank the amount of such advance, together with interest accrued thereon per the terms of the Note.

The undersigned also promises to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at a fluctuating rate per annum equal to the prime rate of interest as published in the Money Rates column of the Wall Street Journal from time to time (the “Prime Rate”) minus a margin of 1.00% per annum (the “Prescribed Rate”). Any change in the Prescribed Rate shall take effect on the date of the change in the Prime Rate. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be payable on the first day of each month commencing on the first such date to occur after the date the first advance is made, and on the Maturity Date. All payments hereunder shall be payable in immediately available funds in lawful money of the United States. The undersigned authorizes the Bank to charge any of the undersigned’s accounts for payments of principal or interest.

Any payment of principal or interest payable hereunder which is not paid when due, whether at maturity, by acceleration, or otherwise, shall bear interest from the date due until paid in full at a rate per annum equal to three percent (3%) above the Prescribed Rate.

All requests for advances shall be irrevocable and shall be for a minimum of $50,000.00 and must be received by the Bank no later than 12:00 noon on the date of the proposed advance. The Bank may act without liability upon the basis of telephonic notice believed by the Bank in good faith to be from the undersigned. In each such case, the undersigned hereby waives the right to dispute the

Bank’s record of the terms of such telephonic notice. The undersigned shall immediately confirm to the Bank in writing each telephonic notice. All advances under the Line are at the Bank’s sole and absolute discretion and the Bank, at its option and in its sole and absolute discretion and without notice to the undersigned, may decline to make any advance requested by the undersigned.

Subject to the terms and conditions hereof and the terms and conditions set forth in any agreement in writing between the Bank and the undersigned, the undersigned may borrow, repay in whole or in part, and reborrow on a revolving basis, up to the maximum amount of the Line. Advances may be prepaid without premium or penalty together with accrued interest thereon to and including the date of prepayment. The Bank shall maintain its records to reflect the amount and date of each advance and of each payment of principal and interest thereon. All such records shall, absent manifest error, be conclusive as to the outstanding principal amount hereof; provided, however, that the failure to make any notation to the Bank’s records shall not limit or otherwise affect the obligations of the undersigned to repay each advance made by the Bank, in accordance with the terms hereof.

As security for the payment of this Note and of all other obligations and liabilities of the undersigned to the Bank, whether now or hereafter existing, joint, several, direct, indirect, absolute, contingent, secured, matured or unmatured, the undersigned grants to the Bank a right of setoff against (to be exercised upon the occurrence of an Event of Default), a continuing perfected lien on, and security interest in, and an assignment and pledge of all moneys and deposits (general or special), of the undersigned and the proceeds thereof, now or hereafter held by the Bank on deposit, at any time credited by or due from the Bank to the undersigned, or in which the undersigned shall have an interest hereby pledges and assigns to the Bank, all of borrower’s right, title and interest, whether now owned or hereafter acquired, howsoever arising, in an to the Property. The provisions of this Section are in addition to, and do not limit, the terms of the Security Agreement executed and delivered by the Borrower simultaneously herewith.

Upon the occurrence and continuance of any of the following (each an “Event of Default”): (a) default in the payment when due of any amount hereunder; (b) filing by or against the undersigned of a petition commencing any proceeding under any bankruptcy, reorganization, rearrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or hereafter in effect which proceeding shall continue undischarged for a period of sixty (60) days; (c) making by the undersigned of an assignment for the benefit of creditors; (d) petitioning or applying to any tribunal for the appointment of a custodian, receiver or trustee for the undersigned or for a substantial part of its assets; (e) reserved; (f) entry of any judgment or order of attachment, injunction or governmental tax lien or levy issued against the undersigned or against any property of the undersigned in excess of $1.5 million in the aggregate, which amount shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of thirty (30) days or more after its entry, issue or levy, as the case may be; (g) consent by the undersigned to assume, suffer or allow to exist, without the prior written consent of the Bank, any lien, mortgage, assignment or other encumbrance on any of its assets or personal property, now owned or hereafter acquired which are subject to a security interest in favor of the Bank, except those liens, mortgages, assignments or other encumbrances in existence on the date hereof and consented to in writing by the Bank and in connection with the Master Agreement; (h) default in the punctual payment or performance of this or any other obligation to the Bank or to any other lender at any time; (i) the existence or occurrence at any time of one or more conditions or events which, in the reasonable opinion of the Bank, has resulted or is reasonably likely to result in a material adverse change in the business, properties or financial condition of the undersigned; (j) failure on request to furnish any financial information or to permit inspection of the books and records of the undersigned; (k) any warranty, representation or statement in any application, statement or agreement which proves false in any material respect, (l) default in the observance or performance of any covenant or agreement of the undersigned herein or in any other agreement between the Bank and the undersigned; (m) the occurrence of an Event of Default beyond any applicable notice or cure period under the Master Agreement; or (n) any of the foregoing events (other than the event described in clause (a)) shall occur with respect to any guarantor of the undersigned’s obligations hereunder then this Note shall, at the sole option of the Bank, become due and payable without notice or demand; provided, however, if an event described in clause (b), clause (c) or clause (d) above occurs, this Note shall automatically become due and payable.

Upon the occurrence and during the continuance of an Event of Default, the Bank shall be entitled to setoff against and apply to the payment hereof the balance of any account or accounts maintained with the Bank by the undersigned and to exercise any other right or remedy granted hereunder, or under any agreement between the undersigned and the Bank or available at law or in equity, including, but not limited to, the rights and remedies of a secured party under the New York Uniform Commercial Code. The failure by the Bank at any time to exercise any such right shall not be deemed a waiver thereof, nor shall it bar the exercise of any such right at a later date. Each and every right and remedy granted to the Bank hereunder or under any agreement between the undersigned and the Bank or available at law or in equity shall be cumulative and not exclusive of any other rights, powers, privileges or remedies, and may be exercised by the Bank from time to time and as often as may be necessary in the sole and absolute discretion of the Bank.

The undersigned agrees to pay, on demand, all of the Bank’s costs and expenses, including reasonable counsel fees (whether in-house or outside counsel), in connection with the collection of any amounts due to the Bank hereunder or in connection with the enforcement of the Bank’s rights under this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict or choice of laws.

THE UNDERSIGNED HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN NEW YORK COUNTY OR OTHER COUNTY PERMITTED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE UNDERSIGNED AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE UNDERSIGNED AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO ITS ADDRESS SET FORTH BELOW OR SUCH OTHER ADDRESS THAT THE UNDERSIGNED SHALL HAVE NOTIFIED THE BANK IN WRITING OR ANY METHOD AUTHORIZED BY THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS PROHIBITED BY LAW, THE UNDERSIGNED HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

The Bank shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights and/or remedies hereunder. No change, amendment, modification, termination, waiver, or discharge, in whole or in part, of any provision of this Note shall be effective unless in writing and signed by the Bank, and if so given by the Bank, shall be effective only in the specific instance in which given. The undersigned acknowledges that this Note and the undersigned’s obligations under this Note are, and shall at all times continue to be, absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the undersigned under this Note. The undersigned absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the undersigned’s obligations hereunder.

In the event any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

The undersigned hereby waives presentment, demand for payment, protest, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

The term “Bank” as used herein shall be deemed to include the Bank and its successors and assigns, and any holder hereof.

The term “undersigned” as used herein shall, if this Note is signed by more than one party, unless otherwise stated herein, mean the “undersigned and each of them” and each undertaking herein contained shall be their joint and several undertaking. The Bank may proceed against one or more of the undersigned at one time or from time to time as it elects in its sole and absolute discretion.

At no time shall the rate of interest charged under this Note exceed the maximum rate of interest permitted under applicable law. If at any time the Prescribed Rate shall exceed such maximum rate, and thereafter the Prescribed Rate is below such maximum rate, then the Prescribed Rate shall be increased to the maximum rate for such period of time as is required so that the total amount of interest received by the Bank is that which would have been received by the Bank but for the first sentence of this paragraph.

In the event that any change in applicable law or regulation, or in the interpretation thereof by any governmental authority charged with the administration thereof, shall impose on or deem applicable to the Bank any reserve requirements against this Note or the Line or impose upon the Bank any other costs or assessments, the undersigned shall pay to the Bank on demand an amount sufficient to compensate the Bank for the additional cost resulting from the maintenance or imposition of such reserves, costs or assessments.

Any consents, agreements, instructions or requests pertaining to any matter in connection with this Note, signed by any one of the undersigned, shall be binding upon all of the undersigned. This Note shall bind the respective successors, heirs or representatives of the undersigned. This Note and the Line shall not be assigned by the undersigned without the Bank’s prior written consent.

This Note shall be disbursed pursuant to the provisions of a line letter of even date herewith from the Bank to the undersigned (the “Line Letter”). In the event of a conflict between the provisions of the Line Letter and the provisions of this Note, the provisions of the Line Letter shall govern.

IN WITNESS WHEREOF, the undersigned has duly executed this Note the day and year first above written.

MEDALLION FUNDING CORP.

Witness:	/s/ Martin Efron	By:	/s/ Alvin Murstein
		Name:	Alvin Murstein
		Title:	Chief Executive Officer

Borrower’s Address:

437 Madison Avenue

New York, NY 10022

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